Exhibit 99.1

Credit Suisse Basic Materials Conference Steve Bramlage CFO Owens-Illinois, Inc. September 17, 2014

Safe Harbor Comments 2 Regulation G The information presented herein regarding adjusted net earnings relates to net earnings from continuing operations attributable to the Company exclusive of items management considers not representative of ongoing operations and does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results of ongoing operations. Further, the information presented herein regarding free cash flow does not conform to GAAP. Management defines free cash flow as cash provided by continuing operating activities less capital spending (both as determined in accordance with GAAP) and has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses non-GAAP information principally for internal reporting, forecasting, budgeting and calculating compensation payments. Management believes that the non-GAAP presentation allows the board of directors, management, investors and analysts to better understand the Company’s financial performance in relationship to core operating results and the business outlook. Forward Looking Statements This document contains "forward looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward looking statements reflect the Company's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, specifically the Euro, Brazilian Real and Australian Dollar, (2) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt at favorable terms, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) consumer preferences for alternative forms of packaging, (5) cost and availability of raw materials, labor, energy and transportation, (6) the Company’s ability to manage its cost structure, including its success in implementing restructuring plans and achieving cost savings, (7) consolidation among competitors and customers, (8) the ability of the Company to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (9) unanticipated expenditures with respect to environmental, safety and health laws, (10) the Company’s ability to further develop its sales, marketing and product development capabilities, and (11) the timing and occurrence of events which are beyond the control of the Company, including any expropriation of the Company’s operations, floods and other natural disasters, events related to asbestos-related claims, and the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and any subsequently filed Annual Report on Form 10-K or Quarterly Report on Form 10 Q. It is not possible to foresee or identify all such factors. Any forward looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company's results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward looking statements contained in this document. Presentation Note Unless otherwise noted, the information presented in this presentation reflects continuing operations only.

3 Global leader in glass packaging Key trends driving growth Consumers prefer glass Taste Health / Organics Sustainability Quality Rising middle class in emerging markets #1 position in Europe #1 position in North America #1 position in Australia and New Zealand #1 positions in Brazil and Andean region Leading position within SE Asia Foothold in China and Argentina Emerging markets Mature markets

Creating shareholder value 4 O-I’s global presence O-I’s unparalleled expertise Rising incomes in emerging mkts Consumer preference for glass Drivers Key value drivers • Structural cost reductions • Brand-building product innovation • Long-term investments in technology  Improving and consistent metrics • Adjusted earnings • Free Cash Flow • Leverage ratio • Return on Invested Capital  Capital allocation shift • Increased share buybacks

Reducing our cost structure 5 2015 Target 2015 Target Progress thru 2Q14 Progress thru 2Q14 Progress to date 7 furnace shutdowns 9 line upgrades On-going actions Line upgrades – Southern Europe Throughput enhancement Improved heat/energy recapture European asset optimization Global structural cost reduction Progress to date North America automation Asia Pacific footprint changes On-going actions South America productivity Service center efficiencies Run rate Realized $0 $20 $40 $60 $80 (million)

Investing in innovation for long-term value 6 Vortex™ is the glass packaging innovation platform that revolutionizes the highly sensory experience of drinking aimed at impacting taste, temperature and style. Innovation center / pilot plant Unique in glass container industry 1/10th size of typical O-I plant Extremely flexible and highly automated Test production viability without interrupting plants Accelerate process improvements and commercialization Brand-building product innovation Enhance customer brands through new glass packaging Unique craft beer designs Broader use of black glass Launch HelixTM screw cork Build on Glass Is Life™ momentum

Executing on key initiatives in each region 7 Europe Continue asset optimization program Increase customer intimacy Asia Pacific Further restructure in Australia Drive growth in Southeast Asia North America Continue progress on automation Improve operational performance South America Capture emerging market growth Create incremental capacity

3Q14 Business Outlook 8 3Q14 vs. 3Q13 Comments Segment Profit Europe Sales volume modestly lower than prior year* Asset optimization yields continuing benefits North America Sales volume down low single digits* Poor operating performance* South America Volume up mid-single digits, driven by Andean countries Benefit from non-repeat of one-off events in prior year Asia Pacific Double digit volume decline: China and Australia Further restructuring in Australia* Non-Operational Corporate and Other Costs R&D/marketing investments partially offset by pension Higher tax rate in the quarter due to timing* Net Income Adjusted Earnings At least 5% lower than prior year* * Changed since 2Q14 earnings presentation

Improving financial metrics 9 EPS exclusive of items management considers not representative of ongoing operations. A description of all items that management considers not representative of ongoing operations, including discontinued operations, and a reconciliation of the GAAP to non-GAAP earnings and earnings per share can be found in the appendix to this presentation. Free cash flow is defined as cash provided by continuing operating activities less additions to property, plant and equipment. Return on invested capital is defined as segment operating profit less corporate and other costs times one minus the Company’s tax rate, divided by total debt and total shareowner’s equity. (Accumulated Other Comprehensive Income is held constant at the average of 2011-2013.) Leverage ratio is defined as total debt, less cash, divided by adjusted EBITDA. See appendix for adjusted EBITDA reconciliations. Return on Invested Capital3 Free Cash Flow2 Adjusted EPS1 (1) (2) (3) (4)

Shifting to accretive share repurchases 10 Initiating next phase of capital allocation Strong outlook for free cash flow Leverage ratio declining to low end of target range Decelerate deleveraging efforts Substantially increase capital for share buybacks Anticipate at least $100M in share buybacks in 2015 Dilutive Accretive Pre-2012 Post 2014 2012-14

Q&A 11

Appendix 12

Reconciliation of GAAP to Non-GAAP Items

$ Millions, except per-share amts	Year ended December 31					
	2013		2012		2011	
	Earnings	EPS	Earnings	EPS	Earnings	EPS
Earnings from continuing operations attributable to the Company	$ 202	$ 1.22	$ 186	$ 1.12	$ (501)	$ (3.06)
Items that management considers not representative of ongoing operations consistent with Segment Operating Profit						
• Charge to adjust the carrying value of the Asia Pacific region's goodwill					$ 640	3.86
• Charges for asbestos related costs	145	0.87	155	0.94	165	1.00
• Restructuring, asset impairment and related charges	92	0.56	144	0.87	91	0.54
• Gain on China land compensation	-	-	(33)	(0.20)		
• Net benefit related to changes in unrecognized tax position	-	-	(14)	(0.09)	(15)	(0.09)
• Charges for note repurchase premiums and write-off of finance fees	11	0.07	-	-	24	0.15
• Reconciling item for dilution effect[1]	-	-	-	-	-	0.03
Adjusted net earnings	$ 450	$ 2.72	$ 438	$ 2.64	$ 404	$ 2.43
Diluted shares outstanding (millions)	165.8		165.8		166.0	

(1) This reconciling item is related to the difference between the calculation of earnings per share for reported earnings and adjusted earnings. For reported earnings, for the full year ending December 31, 2011, diluted earnings per share of common stock were equal to basic earnings per share due to the loss from continuing operations recorded in the period. Diluted shares outstanding were used to calculate adjusted earnings per share for the full year ending December 31, 2011.

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Reconciliation to Free Cash Flow 14 2013 $ Millions Year ended December 31 2013 2012 2011 Cash provided by continuing operating activities $700 $ 580 $ 505 Additions to property, plant and equipment - continuing (361) (290) (285) Free cash flow $339 $ 290 $ 220

 Leverage Ratio Reconciliations of Adjusted EBITDA and Net Debt 15 $ Millions 2013 2012 2011 Earnings (loss) from continuing operations 215 $ 220 $ (491) $ Interest expense 239 248 314 Provision for income taxes 120 108 85 Depreciation 350 378 405 Amortization of intangibles 47 34 17 EBITDA 971 988 330 Adjustments to EBITDA: Asia Pacific goodwill adjustment - - 641 Charges for asbestos-related costs 145 155 165 Restructuring and asset impairment 119 168 112 Gain on China land compensation - (61) - Adjusted EBITDA 1,235 $ 1,250 $ 1,248 $ Total debt 3,567 3,773 4,033 Less cash 383 431 400 Net debt 3,184 3,342 3,633 Net debt divided by adjusted EBITDA 2.6 2.7 2.9 Year ended December 31